Exhibit 10.1

AMENDMENT TO

LOAN AND MERGER OPTION AGREEMENT

THIS AMENDMENT TO LOAN AND MERGER OPTION AGREEMENT (the “Amendment”) is made and entered into effective as of March 9, 2006, by and among STEN Acquisition Corporation, a Minnesota corporation (the “Lender”), Site Equities International, Inc., a Nevada corporation (the “Borrower”) and Paycenters, LLC, a Nevada limited liability company (“Paycenters”).  The Lender, Borrower and Paycenters are each referred to herein as a “Party” or, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties entered into a certain Loan and Merger Option Agreement dated effective as of November 22, 2005 (the “Original Agreement”), pursuant to which the Lender has loaned certain amounts to the Borrower and has received an option to acquire Borrower and Paycenters; and

WHEREAS, the Parties desire to amend the Original Agreement to set forth terms relating to the distribution of the remaining portion of the Loan and receipt by Borrower of additional funding.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually covenant and agree as follows:

1.

Section 2.01 shall be deleted from the Original Agreement and replaced in its entirety with the following:

“Section 2.01 Loan.  The Lender agrees, on the terms and subject to the conditions hereinafter set forth, to make a loan (the “Loan”) to the Borrower in the amount of Two Million Dollars ($ 2,000,000.00).  The Loan shall be disbursed to the Borrower in the following separate installments (each, an “Installment”):

(1)

$800,000.00 of the Loan shall be disbursed by Lender to Borrower following execution of this Agreement and in accordance with Section 2.05 (the “Initial Installment”);

(2)

$100,000.00 of the Loan shall be disbursed by Lender to Borrower following the Initial Installment, but prior to the Third Installment, and in accordance with Section 2.05 of this Agreement (the “Second Installment”);

(3)

$100,000.00 of the Loan shall be disbursed by Lender to Borrower following the Second Installment and in accordance with Section 2.05 of this Agreement (the “Third Installment”);

(4)

$500,000 of the Loan shall be disbursed by Lender to Borrower following the Third Installment and in accordance with Section 2.05 of this Agreement (the “Fourth Installment”); and

(5)

$500,000 of the Loan shall be disbursed by Lender to Borrower following the Fourth Installment and in accordance with Section 2.05 of this Agreement (the “Fifth Installment”).”

2.

The phrase “270 calendar days following the disbursement of proceeds under the final Installment of the Loan (the ‘Merger Option Expiration Date’)” shall be deleted from Section 3.02 of the Original Agreement and replaced with the phrase “Merger Option Expiration Date (defined below).”

3.

The following shall be added as the second sentence of Section 3.02 of the Original Agreement:

“The term ‘Merger Option Expiration Date’ shall mean the earlier of the following: (1) the date occurring 270 days following the disbursement of Loan proceeds under the Fifth Installment, or (2) the date occurring 90 days after Borrower delivers to Lender written evidence, acceptable to Lender, that immediately after the six-month period following the Fifth Installment, Paycenters will have installed and will be operating 50 Kiosks, none of which were installed as of the date of the First Installment, and having an average monthly revenue of at least $1,500 per Kiosk.”

4.

The phrase “, no party shall be obligated to proceed with the Merger and the Merger will not be consummated” in Section 3.06 shall be deleted and replaced with the following “; no party shall be obligated to proceed with the Merger, the Merger will not be consummated and the Borrower may pursue other sources of debt or equity funding.”

5.

Section 4.04 shall be renumbered as Section 4.06.

6.

Sections 4.02 and 4.03 shall be deleted and replaced in their entirety with the following:

“Section 4.02.

     Conditions Precedent to Second Installment.  The obligations of the Lender to disburse funds under the Second Installment are subject to disbursement by Lender of the funds under the Initial Installment and satisfaction of the conditions precedent set forth in Section 4.06.

Section 4.03.     Conditions Precedent to Third Installment.  The obligations of the Lender to disburse funds under the Third Installment are subject to satisfaction of the following conditions precedent:

(1)

Borrower shall have delivered to Lender written evidence, acceptable to Lender and its counsel, of a full release of all tax liens of Borrower and the Subsidiaries and satisfaction of all unpaid taxes, interest, penalties and other amounts owed in connection with such tax liens;

(2)

Borrower shall have delivered to Lender a statement setting forth the actual use of the proceeds from the Initial Installment and Second Installment in relation to matters set forth on Schedule 2.06;

Section 4.04.

Conditions Precedent to Fourth Installment.  The obligations of Lender to disburse funds under the Fourth Installment are subject to satisfaction of the following conditions precedent:

(1)

all funds under the Third Installment shall have been disbursed to Borrower;

(2)

within sixty days following the Third Installment, Borrower shall have delivered to Lender an executed agreement or agreements (the “New Investor Agreement”), each acceptable to Lender and its counsel in their discretion, between the Borrower and a third party investor (the “New Investor”), under which the New Investor will:

(a) loan the sum of $500,000 to the Borrower concurrent with the Fourth Installment;

(b) loan the sum of $500,000 to the Borrower concurrent with the Fifth Installment;

(c) receive a security interest in the Borrower’s assets, as collateral for Borrower’s obligations under the New Investor Agreement, on similar terms as granted to Lender under the Security Agreement;

(d) upon exercise by Lender of the Merger Option, terminate Borrower’s obligations under the New Investor Agreement in exchange for shares of Lender’s common stock pursuant to the Agreement and Plan of Merger;

(3) New Investor and Lender shall have entered into an intercreditor agreement describing their relative rights with respect to their respective security interests in the Borrower’s assets;

(4)  New Investor shall have loaned to Borrower the sum of $500,000 pursuant to the New Investor Agreement;

(5)  Borrower shall have provided to Lender a statement setting forth the actual use of the proceeds received under the Third Installment in relation to matters set forth on Schedule 2.06; and

(6)  all conditions set forth in Section 4.06 shall have been satisfied.

Section 4.05

Conditions Precedent to the Fifth Installment.  The obligations of Lender to disburse funds under the Fifth Installment are subject to satisfaction of the following conditions precedent:

(1) Lender shall have received from Borrower full and complete copies of the consolidated balance sheets of Borrower and the Subsidiaries as of March 31, 2003, March 31, 2004 and March 31, 2005 and the related statements of income and retained earnings of the Borrower and Subsidiaries for the fiscal years then ended, and the accompanying footnotes, together with the opinions thereon of independent certified public accountants, all of which shall be acceptable to Lender;

(2) Lender shall have received from Borrower a statement as to the actual use of the proceeds under the Fourth Installment in relation to matters set forth on Schedule 2.06;

(3) Lender shall have received from the Borrower all of the following within the six-month period immediately following final disbursement of funds by Lender to Borrower under the Fourth Installment:

(a) 40 Kiosks having a monthly average revenue of at least $1,200.00 per Kiosk; and

(b) Written evidence that Paycenters has completed development of the check cashing method and procedure (“Check Cashing”) and has began operating Check Cashing in at least 10 of the Kiosks.”

7.  The following shall be added as Section 4.07 to the Original Agreement:

“Section 4.07.

Failure of a Condition Precedent.   In the event that one or more conditions precedent to an Installment do not occur within the period required under this Article IV, Lender shall have no obligation to provide to Borrower any portion of the Loan under such Installment or any subsequent Installment and the Merger Option shall terminate.”

8. Section 6.09 of the Original Agreement shall be deleted and replaced in its entirety with the following:

“Section 6.09.

Liens.  Not create, incur, assume, or suffer to exist, without prior written approval of Lender, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, other than: (i) the Liens created in favor of the New Investor under the New Investor Agreement and subject to the intercreditor agreement described under Section 4.04(3), (ii) Liens created in favor of the Lender by the Security Agreement and Pledge Agreement, and (iii) the Liens set forth on Schedule 5.05 to this Agreement, provided, however that the liens set forth on items 2 and 4 of Schedule 5.05 shall be paid with the proceeds of the Initial Installment.”

9. The following shall be added to end of the sentence in Section 7.01(3): “or under the New Investor Agreement or any notes, agreements or documents delivered in connection therewith”;

10. Paragraph 4 of Exhibit B to the Original Agreement shall be deleted and replaced in its entirety with the following:

“4.

As Merger consideration and effective upon the Merger Effective Date, the Note shall be cancelled and Borrower’s obligations under the New Investor Agreement shall be cancelled and the Borrower’s shareholders immediately prior to the Merger  and the New Investor will receive an aggregate number of shares of STEN common stock, such that: (i) STEN’s shareholders immediately prior to the Merger will own 50.25% of the common stock outstanding of STEN after the Merger, (ii) Borrower’s Shareholders will own 39.75% of the common stock outstanding of STEN after the Merger, and (iii) New Investor will own 10% of the common stock of STEN after the Merger.  Such percentages will be determined on a fully diluted basis, and are subject to adjustment as set forth in Section 5, below.”

11. The portion of Paragraph 5 of Exhibit B to the Original Agreement following the second sentence thereof, shall be deleted and replaced in its entirety with the following:

“For each $1,000,000 in excess of the Base Contribution Amount that is paid by STEN to the merged entity, the aggregate percentage ownership of STEN owned by Borrower’s Shareholders and New Investor immediately after the Merger will decrease by 125 basis points. (For example, if STEN contributes an additional $15,000,000 to the merged entity, the aggregate ownership of Borrower’s Shareholders and New Investor in STEN immediately following the Merger will be reduced from 49.75% to 31%). Any amount paid to the Lender shall not be paid to Borrower’s Shareholders or New Investor as merger consideration, but shall be retained by the Lender as working capital.”

12. The Parties to this Amendment hereby agree that they each waive any Event of Default, or other default or breach of the Original Agreement arising out of the timing of payments under Installments made by Lender to Borrower prior to the date of this Amendment.  Borrower and Paycenters agree to indemnify and hold the Lender and its officers, directors, employees, shareholders, affiliates, successors and assigns harmless from and against any and all fines, suits, actions, proceedings, claims, losses or expenses arising out of or in connection with their respective waiver of an Event of Default or other default or breach of the Original Agreement as provided in this paragraph.  The Lender agrees to indemnify and hold Borrower and Paycenters and its officers, directors, employees, shareholders, affiliates, successors and assigns harmless from and against any and all fines, suits, actions, proceedings, claims, losses or expenses arising out of or in connection with Lender’s waiver of an Event of Default or any other default or breach of the Original Agreement as provided in this paragraph.

13. Except as expressly amended by this Amendment, all of the terms of the Original Agreement shall remain unchanged and in full force and effect.

14. Any capitalized term not defined in this Amendment shall have the meaning set forth in the Original Agreement.

15. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one in the same instrument.  Any executed counterpart of this Amendment delivered by facsimile or other electronic transmission to another Party will constitute an original counterpart to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first above written:

LENDER:

STEN ACQUISITION CORPORATION

By:

Its:

BORROWER:

SITE EQUITIES INTERNATIONAL, INC.

By:

Its:

PAYCENTERS:

PAYCENTERS, LLC

By:

Its: